Exhibit 99.1

Press Release

Black Knight Announces Executive Management Transition

Anthony Jabbour Appointed Executive Chairman of the Board;

Joe Nackashi Appointed Chief Executive Officer;

Kirk Larsen Appointed President and Chief Financial Officer

JACKSONVILLE, Fla. –– Feb. 15, 2022 – Black Knight, Inc. (NYSE:BKI) today announced that Anthony Jabbour, the company’s Chairman and Chief Executive Officer, will assume the role of Executive Chairman of the Board; Joe Nackashi, Black Knight’s President, will assume the role of Chief Executive Officer; and Kirk Larsen, Black Knight’s Chief Financial Officer (CFO), will assume the role of President and CFO.

Jabbour joined Black Knight as CEO in 2018 and became Chairman and CEO in 2021. Under Jabbour’s leadership, the pace of innovation has accelerated with the goal of helping clients solve their biggest challenges and take advantage of their greatest opportunities. The focus on innovation has resulted in record sales and accelerated revenue growth. In addition to achieving higher organic growth, Black Knight acquired and integrated nine companies into the Black Knight ecosystem, including the largest acquisition in company history.  In his role as Executive Chairman, Jabbour will focus on the strategic direction of the company, capital allocation and will work with the executive leadership team to extend the company’s track record of success.

Nackashi has been President since 2017 and is a 35-year veteran of the company. Over his career, Nackashi has developed strong and trusted relationships with Black Knight clients and leaders throughout the mortgage industry. In his role as President, he has been intensely focused on the tight integration of the company’s teams, solutions and operations to provide clients with enhanced efficiency while also improving their customers’ experience.

“As we embark on this executive transition, Black Knight has never been in a stronger position from an innovation, integration, client satisfaction, operational or financial performance perspective,” said Jabbour. “I am honored to work with such a talented and dedicated team of people who are as focused

Exhibit 99.1

on delivering innovative solutions as I am. Joe and I see the world the same way: we need to act with the urgency of a startup, treat each client like they are our only client, care for our employees, and deliver on our commitments to shareholders.”

Larsen joined Black Knight as CFO in 2014 and led the company through its initial public offering in 2015.  In his expanded role, Larsen will also assume responsibility for the compliance, enterprise risk management, human resources, internal audit, legal and marketing functions and will work closely with Nackashi to achieve Black Knight’s strategic goals.

“I have worked closely with Kirk since he joined the company in 2014. In addition to his deep financial capabilities, he is extremely knowledgeable about our company and our internal operations. He is an innovative leader with a strong focus on value creation,” said Nackashi. “I am looking forward to working with Kirk and the rest of our team as we achieve even greater levels of success.”

These new appointments are effective May 16, 2022.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

SOURCE: BLACK KNIGHT, INC.

For more information:

Michelle Kersch

Black Knight

904.854.5043

michelle.kersch@bkfs.com

Steve Eagerton

Black Knight

904.854.3683

Steven.eagerton@bkfs.com